Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

DR PEPPER SNAPPLE GROUP, INC.
(Exact name of obligor as specified in its charter)

Delaware	98-0517725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5301 Legacy Drive
Plano, Texas 75024
TELEPHONE: (972) 673-7000
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

A&W Concentrate Company (1)
Americas Beverages Management GP (1)
AmTrans, Inc. (2)
Berkeley Square U.S., Inc. (1)
Beverage Investments LLC (1)
Beverages Delaware Inc. (1)
DP Beverages Inc. (1)
DPS Americas Beverages Investments, Inc. (1)
DPS Americas Beverages, LLC (1)
DPS Beverages, Inc. (1)
DPS Business Services, Inc. (1)
DPS Finance I, Inc. (1)
DPS Finance II, Inc. (1)
DPS Holdings Inc. (1)
DPS Holdings U.S. (1)
Dr Pepper Company (1)
Dr Pepper/Seven-Up Beverage Sales Company (1)
Dr Pepper/Seven Up Manufacturing Company (3)
Dr Pepper/Seven Up, Inc. (1)
High Ridge Investments US, Inc. (1)
International Beverages Investments GP (1)
International Investments Management LLC (1)
Mott’s General Partnership (1)
Mott’s LLP (1)
MSSI LLC (1)
Nantucket Allserve, Inc. (1)
Nuthatch Trading US, Inc. (1)
Pacific Snapple Distributors, Inc. (1)
Royal Crown Company, Inc. (1)
Snapple Beverage Corp. (1)
Snapple Distributors, Inc. (1)
Southeast-Atlantic Beverage Corporation (1)
The American Bottling Company (1)
(Exact name of Guarantor as specified in it charter)

Delaware	22-2483659
Nevada	74-3218345
Illinois	36-2682881
Delaware	74-3257868
Delaware	74-3218356
Delaware	51-0345374
Delaware	04-2492250
Delaware	98-0517785
Delaware	N/A
Delaware	55-0883062
Delaware	06-1414002
Delaware	52-2006160
Delaware	30-0159342
Delaware	06-1074905
Nevada	06-1076995
Delaware	75-2495144
Texas	75-1554102
Delaware	74-2690781
Delaware	75-2233365
Delaware	74-3257869
Delaware	74-3218364
Delaware	N/A
Nevada	26-2092489
Delaware	90-0237006
Delaware	77-0667192
Massachusetts	04-3093808
Delaware	42-1762066
California	33-0390611
Delaware	58-1316061
Delaware	04-3149065
Delaware	11-3199405
Florida	59-2741848
Delaware	36-4223626

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
(1) Guarantor’s address is 5301 Legacy Dr., Plano, TX 75024
Telephone: 972-673-7000
(2) Guarantor’s address is 400 N. Wolf Road, Northlake, IL 60164
Telephone: 708-449-2600
(3) Guarantor’s address is 8900 Page Ave., St. Louis, MO 63114
Telephone: 314-426-8200
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

6.15% Senior Notes due 2013
6.82% Senior Notes due 2018
7.45% Senior Notes due 2038

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Treasury Department
Washington, D.C.
Federal Deposit Insurance Corporation
Washington, D.C.
Federal Reserve Bank of San Francisco
San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 25th day of November, 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ John C. Stohlmann
John C. Stohlmann
Vice President

EXHIBIT 6
November 25, 2008
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2008, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,596
Interest-bearing balances		1,300
Securities:
Held-to-maturity securities		0
Available-for-sale securities		79,851
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		16,407
Securities purchased under agreements to resell		1,588
Loans and lease financing receivables:
Loans and leases held for sale		15,750
Loans and leases, net of unearned income	312,876
LESS: Allowance for loan and lease losses	5,239
Loans and leases, net of unearned income and allowance		307,637
Trading Assets		7,940
Premises and fixed assets (including capitalized leases)		4,226
Other real estate owned		898
Investments in unconsolidated subsidiaries and associated companies		438
Intangible assets
Goodwill		10,674
Other intangible assets		20,560
Other assets		22,462

Total assets		$503,327

LIABILITIES
Deposits:
In domestic offices		$276,306
Noninterest-bearing	68,344
Interest-bearing	207,962
In foreign offices, Edge and Agreement subsidiaries, and IBFs		66,966
Noninterest-bearing	7
Interest-bearing	66,959
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,834
Securities sold under agreements to repurchase		5,392

Dollar Amounts
In Millions

Trading liabilities	6,205
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	64,435
Subordinated notes and debentures	11,005
Other liabilities	20,086

Total liabilities	$459,229

Minority interest in consolidated subsidiaries	156

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	27,686
Retained earnings	16,159
Accumulated other comprehensive income	(423)
Other equity capital components	0

Total equity capital	43,942

Total liabilities, minority interest, and equity capital	$503,327

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Howard I. Atkins
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt John Stumpf Carrie Tolstedt	Directors